Exhibit 99.1

Magellan Gold Announces Expansion into Precious Metals Royalty Opportunities with Creation of M Gold Royalty Subsidiary

Planning to raise capital through a private offering for M Gold Royalty

WALLACE, Idaho – Aug. 25, 2020 – Magellan Gold Corporation (OTCQB: MAGE) (“Magellan” or the “Company”), a precious metals exploration and development company, announced today that the Company has created a new wholly owned subsidiary, M Gold Royalty (“M Gold”), to expand into the royalty business.

M Gold Royalty will engage in organically generating royalties derived from a portfolio of mineral property interests in North America. Royalties from this portfolio will be complemented by royalties from selected acquisitions as well as income from other strategic investments.

“We are excited to enter the royalty business,” said Mike Lavigne, President of Magellan Gold. “M Gold’s three-pronged strategy gives us the flexibility to generate royalty streams and other potential cash flow sources by leveraging our expertise in mineral exploration and development and identifying high-potential assets. We believe this effort could create value for our shareholders by targeting transactions that might be too small for the larger, more established royalty companies. To capitalize on acquisition and investment opportunities, M Gold intends to raise capital through one or more private offerings; however, at this time, we have yet to secure any commitments for such funding.”

Subject to successfully raising the necessary capital, M Gold Royalty’s business strategy comprises three core activities that have the potential to generate royalties and other income:

Royalty Generation: M Gold plans to leverage its technical expertise to acquire prospective properties on open ground, and to build value through low-cost work programs and targeting. M Gold hopes to be able to participate in project upside at no additional cost, with the potential for future royalty payments upon the commencement of production.

Royalty Acquisitions: M Gold plans to selectively acquire royalty interests in quality assets that range from producing mines to exploration projects. The Company’s royalty generation activities could support the timely identification of acquisition opportunities.

Strategic Investments: M Gold plans to make strategic investments in companies with undervalued mineral assets that have upside exploration or development potential. Exit strategies can include equity sales, royalty positions, or a combination of both.

About Magellan Gold Corporation

Magellan Gold Corporation (OTCQB: MAGE) is focused on the exploration and development of precious metals in North America. Magellan’s flagship project is the Center Star Gold Mine in Idaho. We are additionally working to build a collection of interests in operating mines in the Western United States. Our goal going forward will be to achieve production and expand our resource base to achieve greater market recognition for the benefit of our shareholders.

To learn more about Magellan Gold Corporation, visit www.magellangoldcorp.com.

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Disclaimer

This Press Release does not constitute an offer to sell or a solicitation of an offer to purchase any securities. Any offering of securities shall be made solely by means of a confidential private placement memorandum and related subscription documents.

Cautionary Statement

The United States Securities and Exchange Commission permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can legally extract or produce. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves. Currently we have not delineated “reserves” on any of our properties. We cannot be certain that any deposits at our properties will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves.” Investors are cautioned not to assume that all or any part of any “resource” estimates will ever be confirmed or converted into reserves or that they can be economically or legally extracted.

Forward Looking Statements

This release contains “forward-looking statements.” Such statements are based on good faith assumptions that Magellan Gold Corporation believes are reasonable but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Factors that could cause actual results to differ from those anticipated are discussed in Magellan Gold Corporation’s periodic filings with the Securities and Exchange Commission.

Contact:
Magellan Gold Corporation
Mike Lavigne, President & Director
contact@magellangoldcorp.com

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